UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2026 (October 21, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ZEO Partnership Agreement

On October 26, 2026, Pluri Inc. (“Pluri” or the “Company”) entered into a Partnership Agreement (the “Agreement”) with ZEO ScientifiX, Inc. (“ZEO”) pursuant to which, at the closing of the transactions contemplated under the Agreement the Company shall grant ZEO an exclusive license solely to manufacture and commercialize its regenerative medicine product portfolio (except where such products are intended for aesthetics, skin care, cosmetic, or veterinary applications, in which case ZEO may only commercialize such products) in the United States (the “License”), which may also be expanded to Latin America under the terms of the Agreement. Pursuant to the Agreement, the parties agreed to approve an operating plan and budget for ZEO (the “Approved Plan”), including manufacturing, commercialization, regulatory, capital expenditure, and financing plans relating to the License. In addition, following the closing of the transactions contemplated by the Agreement (the “Closing”), Pluri will have the right to designate four (4) out of seven (7) members of ZEO’s board of directors so long as it holds at least 25% of the issued share capital of ZEO, and insofar that Pluri did not undergo a change in control. If the Closing does not occur within ninety (90) days following the execution of the Agreement, each party has the right to terminate the Agreement by providing written notice specifying the failure giving rise to the termination, and the other party will have thirty (30) days to cure such notice. In addition, in the event that Pluri undergoes a change of control such that it is controlled by a competitor of ZEO (as specified under the Agreement) by the third anniversary of the effective date of the Agreement, Pluri will not be entitled to the foregoing nomination rights.

Equity Consideration

As consideration for the License, ZEO agreed to issue Pluri (i) forty-one percent (41%) of ZEO’s issued and outstanding share capital immediately following the Closing and (ii) 50 shares of a newly designated Series D Non-Convertible Preferred Stock, having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth below (the “Series D Preferred Shares”). The Partnership provides for a variable royalty mechanism based on Pluri's percentage of equity ownership in ZEO, with the applicable royalty rate increasing as Pluri's equity ownership decreases.

At Closing, Ian Bothwell and Greyt Ventures LLC (“Greyt”), the controlling stockholders of ZEO, will surrender their shares of Series C Non-Convertible Preferred Stock to ZEO for cancellation in exchange for the issuance of 25 Series D Preferred Shares to each of them.

Following the above issuances, (i) Mr. Bothwell, Greyt and Dr. George Shapiro, ZEO’s Chief Medical Officer, will exchange with Pluri such number of ZEO shares held by them as equal in the aggregate, four percent (4%) of ZEO’s issued and outstanding shares after giving effect to the forty-one percent (41%) issuance described above, in exchange for four percent (4%) of Pluri’s issued and outstanding common shares as of the Closing Date, after giving effect to any issuance of shares of common shares by Pluri contemplated in the Partnership Agreement; and (ii) ZEO shall issue to Pluri an additional number of ZEO shares as shall equal five percent (5%) of ZEO’s issued and outstanding shares after giving effect to the forty-one percent (41%) issuance described above, in exchange for five percent (5%) of Pluri’s issued and outstanding common stock as of the Closing Date, after giving effect to any issuance of shares of common stock by Pluri contemplated in the Agreement (the Pluri common shares to be issued pursuant to clauses (i) and (ii), collectively, the “ZEO Transaction Securities”) , but in any event no less than the price of the ZEO shares at the time of issuance.

Upon completion of the foregoing transaction, Pluri will own fifty percent (50%) of ZEO’s outstanding shares, with the right to acquire additional equity consideration as set forth below.

Additional Equity Consideration

In addition, ZEO agreed to issue Pluri warrants, with a term of five years from the Closing, to purchase up to an additional five percent (5%) of ZEO’s issued and outstanding share capital (subject to certain anti-dilution protection) at an exercise price of $4.00 per share, as well as a warrant to purchase up to an additional two and a half (2.5%) of ZEO’s issued and outstanding share capital (subject to certain anti-dilution protection) at an exercise price of $5.50 per share. Pursuant to the Agreement, ZEO also agreed to issue Pluri an additional five percent (5%) ZEO’s issued and outstanding share capital upon the volume weighted average closing price of ZEO’s common stock for a period of ten (10) trading days (as reported by the principal trading market for ZEO’s common stock) reaching $5.50 per share (adjusted for stock splits, stock dividends and similar recapitalization events).

In addition to the foregoing, ZEO also agreed to issue Pluri fifty (50) shares of a to-be-designated Series D Preferred Stock (“Series D Preferred Stock”), out of an aggregate of one hundred (100) shares of Series D Preferred Stock to ultimately be issued and outstanding. The Series D Preferred Stock will represent fifty one percent (51%) of all votes entitled to be voted on at any annual or special meeting of stockholders or action by written consent of stockholders of ZEO, and will permit its holders to unanimously approve all nominees to stand for election as directors to ZEO’s board of directors. In addition, a majority vote of the Series D Preferred will be required to remove any member of ZEO’s board of directors, amend ZEO’s articles of incorporation, approve the Approved Plan or any amendment thereto, approve any private or public offerings of ZEO’s equity or debt securities, the acquisition of any entity or business (whether by equity purchase, asset purchase, merger or otherwise), the sale, transfer or pledge of the ZEO Securities (as defined in the Agreement) issued or issuable pursuant to the Agreement and/or the Warrants (as defined in the Agreement) held by Pluri; approve any related party transactions other than pursuant to existing agreements as of the Closing (as defined in the Agreement); approve any transaction requiring stockholder approval under Nevada law or the rules of the principal trading market for ZEO’s common stock, among other customary protective provisions.

Anti-Dilution Protection

At any time after the Closing, if any of ZEO’s securities convertible or exercisable for shares of its common stock outstanding as of the Closing Date having a conversion or exercise price of $4.00 or less per share, plus any shares issuable as anti-dilution protection (or similar mechanisms) under such ZEO securities (“Adjustment Convertibles”), are converted or exercised into ZEO shares, then ZEO shall, promptly on a quarterly basis, issue Pluri such number of shares of ZEO which is equal to the number of shares which Pluri would have been issued at the Closing Date had such Adjustment Convertibles been issued and outstanding as shares as of the Closing Date.

The Closing is subject to various closing conditions, including the parties agreeing on the Approved Plan, the entry into employment and advisory agreements with certain employees and consultants of ZEO.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any ZEO Transaction Securities, nor may there be any sale of Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Securities Purchase Agreements

On October 27, 2026, following approval by the Company’s board of directors, the Company entered into separate Securities Purchase Agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”) with two investment firms focused on healthcare and biotechnology and publicly listed growth companies, respectively (each, a “Purchaser” and collectively, the “Purchasers”), on substantially identical terms. Pursuant to the Purchase Agreements, the Company agreed to issue and sell to each Purchaser (i) 454,546 common shares of the Company, par value $0.00001 per share (collectively, the “Shares”), at a purchase price of US$1.10 per Share (representing the agreed price of NIS 3.40 per Share converted at the exchange rate of NIS 3.0780 per US$1.00 as of October 26, 2026), and (ii) a common shares purchase warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase up to 454,546 common shares of the Company (collectively, the “Warrant Shares”), representing 100% warrant coverage, at an exercise price of US$1.30 per Warrant Share (representing the agreed exercise price of NIS 4.00 per Warrant Share converted at the same exchange rate). The Shares, Warrants and Warrant Shares are collectively referred to as the “Securities”.

The subscription amount payable by each Purchaser is US$500,000, for an aggregate subscription amount of US$1,000,000. Each Purchaser may elect to pay its subscription amount in NIS in the amount of NIS 1,539,000, calculated at the exchange rate of NIS 3.0780 per US$1.00 as of October 26, 2026. If both Purchasers elect to pay in NIS, the aggregate subscription amount payable will be NIS 3,078,000. The Company agreed to issue an aggregate of 909,092 Shares and Warrants to purchase up to an aggregate of 909,092 Warrant Shares. The Warrant will be exercisable beginning six months after issuance and will expire five years after the initial exercise date.

The transactions contemplated by the Purchase Agreements are expected to close on or before October 30, 2026. The Company intends to use the net proceeds from these transactions for corporate development, general corporate purposes and working capital.

The foregoing descriptions of the Purchase Agreements and the Warrants are qualified in their entirety by reference to the full text of the Form of Securities Purchase Agreement and the Form of Common Warrant, which are filed as Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any Securities, nor may there be any sale of Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the subheadings “ZEO Partnership Agreement” and “Securities Purchase Agreements” in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 3.02 by reference.

The ZEO Transaction Securities described under the subheading “ZEO Partnership Agreement” in Item 1.01 above were offered and agreed to be sold in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The offer and sale of the Securities did not involve any general solicitation or general advertising. The Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration The Securities described under the subheading “Securities Purchase Agreements” in Item 1.01 above were offered and agreed to be sold in reliance upon exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 903 of Regulation S promulgated thereunder. The offer and sale of the Securities did not involve any general solicitation or general advertising. The Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 8.01 Other Events.

As previously disclosed, the Company, together with its subsidiaries, Pluri Biotech Ltd., incorporated under the laws of Israel, and Pluristem GmbH, incorporated under the laws of Germany (the “Subsidiaries”), entered into a finance agreement with the European Investment Bank (“EIB”) providing for up to €50 million in funding, of which only the first tranche of €20 million was disbursed in June 2021, and such amount bears interest at 4% per annum, and was scheduled to become repayable on June 1, 2026 (as amended by the Consent and Amendment Letter No, 1, dated as of February 10, 2025, the “Loan”). The Company also previously disclosed that on April 21, 2026, the Company received notice from the EIB that the EIB was reserving all of its rights under the finance agreement while discussions concerning potential alternatives, including a possible extension of the maturity date, remained ongoing.

On October 21, 2026, the EIB entered into a Loan Sale and Purchase Agreement (the “Loan Sale Agreement”) with Chutzpah Holdings Limited (the “Buyer”), a limited partnership beneficially owned by Mr. Alexandre Weinstein, the Company’s largest existing shareholder and the chairman of the board of directors of the Company (the “Board”), pursuant to which the EIB agreed to sell to the Buyer all of the EIB’s rights, title and interest in the Loan and related guarantee agreements (the “Transfer”). As of September 30, 2026, the Loan has an outstanding balance of approximately US$27.5 million, including accrued interest. The Loan Sale Agreement provides for the Buyer’s acquisition of the Loan at a negotiated discounted price.

In connection with the Loan Sale Agreement, following approval by the Board, the Company and its Subsidiaries executed a consent to the Transfer. The Transfer does not amend the obligations of the Company or its Subsidiaries under their respective guarantees. The Company expects to enter into separate agreements with the Buyer regarding the settlement of the Loan following completion of the Transfer. No assurance can be given as to the terms or timing of any such agreements or that they will be reached.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. Forward-looking statements include, but are not limited to, statements regarding discussions with the Buyer and potential resolution of matters relating to settlement of the Loan, the anticipated closing and implementation of the transactions contemplated by the Agreement with ZEO, the anticipated benefits of those transactions, and, to the extent not completed as of the date of this report, the anticipated closing of the transactions contemplated by the Purchase Agreements and receipt of the related proceeds. Words such as “may”, “will”, “should”, “could”, “would”, “expect”, “intend”, “plan”, “believe”, “estimate”, “target”, “potential”, “continue”, “anticipate”, “seek”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, among others, the outcome and timing of the Company’s discussions with the Buyer regarding the Loan, whether those discussions result in a mutually agreed resolution, the satisfaction of closing conditions under the Agreement with ZEO and the Purchase Agreements, the ability to complete and implement the transactions contemplated by those agreements, the Company’s liquidity position and need for additional financing, general market and economic conditions, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
10.1^	Partnership Agreement by and between Pluri Inc. and ZEO ScientifiX, Inc., dated October 26, 2026
10.2	Form of Securities Purchase Agreement, dated October 27, 2026, between Pluri Inc. and each of the Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^	Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to us if publicly disclosed. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: October 30, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer